PRESS RELEASE                                      For more information contact:
For Immediate Release                                       Frances Ann Ziemniak
                                                   Vice President, Finance & CFO
                                                                  (703) 968-8524


                       CORT BUSINESS SERVICES CORPORATION
                     ANNOUNCES RECORD SECOND QUARTER RESULTS

Fairfax, VA, July 15, 1996 --- CORT Business Services Corporation (NYSE: CBS), today reported record revenue and operating earnings for the second quarter ended June 30, 1996. Results included two months of Evans Rents, which was acquired by the Company at the end of April 1996.

Revenues for the second quarter were $58.1 million, a 30.5% increase from the $44.5 million reported for the same period last year. Operating earnings rose 27.7% to $8.2 million from $6.4 million.

Net income was $3.5 million or $0.30 per share for the second quarter. These results represented an increase of 27.6% over pro forma net income of $2.7 million and an increase of 25.0% over pro forma earnings per share of $0.24 over the comparable period for 1995. Pro forma results for the 1995 period reflect the impact of the Company's November 1995 initial public offering as if it had occurred at the beginning of the 1995 period.

For the six months ended June 30, 1996, revenues were $106.9 million, a 20.5% increase from $88.7 million for the prior year. Operating earnings grew 21.3% to $15.4 million from $12.7 million.

Net income of $6.6 million or $0.57 per share for the six months ended June 30, 1996, represented increases of 24.1% and 23.9%, respectively, when compared to pro forma results for the same period last year.

Commenting on CORT's results for the second quarter and first six months Paul N. Arnold, President and Chief Executive Officer stated that he was "pleased with the Company's continued acceleration of rental revenue growth." Rental revenues rose 33.0% and 23.7% for the quarter and six month period, respectively. Excluding Evans Rents, rental revenue grew 16.9% and 15.5% for the same periods. Operating margins for the second quarter and the first six months, excluding certain charges associated with duplicate showrooms resulting from the Evans Rents acquisition, improved from 14.4% to 14.9% and from 14.3% to 14.8%, respectively. Mr. Arnold noted that "this margin improvement was achieved even after absorbing the expenses associated with start-up operations in four new metropolitan markets and before full realization of the synergies resulting from the Evans Rents acquisition."

CORT Business Services Corporation is the leading provider of rental furniture, accessories and related services in the "rent-to-rent" segment of the furniture rental industry. CORT operates 104 rental showrooms, 65 furniture clearance centers and 57 warehouses in 29 states and the District of Columbia.


                       CORT BUSINESS SERVICES CORPORATION
                              RESULTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                                   Three Months Ended                 Six Months Ended
                                                                         June 30,                          June 30,
                                                                   1996           1995                1996          1995
                                                                   ----           ----                ----          ----

Total revenue                                                   $58,108        $44,527            $106,877       $88,658
Costs and expenses(1)                                            49,903         38,104              91,500        75,983
                                                                 ------         ------              ------        ------
         Operating earnings                                       8,205          6,423              15,377        12,675
Interest expense                                                  2,264          4,199               4,045         8,344
Income tax expense                                                2,458            951               4,689         1,863
                                                                  -----            ---               -----         -----
         Net income                                              $3,483         $1,273              $6,643        $2,468
                                                                  =====          =====               =====         =====
Earnings per common share(2)                                     $ 0.30          $0.26              $ 0.57         $0.51
                                                                   ====           ====                ====          ====
Weighted average number of common shares                         11,623          7,242              11,619         7,241
                                                                 ======          =====              ======         =====



                           PRO FORMA RESULTS - 1995(3)


Net income                                                           --         $2,729                  --        $5,354
                                                                                 =====                             =====
Earnings per common share                                            --          $0.24                  --         $0.46
                                                                                  ====                              ====

(1)Includes $425,000 of certain charges related to the 1996 Evans Rents acquisition.

(2)Earnings per common share for 1995 reflect the exchange of the Company's subordinated debt for equity as if it had occurred on January 1, 1994.

(3)Pro forma results reflect the impact of the Company's initial public offering and related debt retirement transactions as if they occurred at the beginning of the periods presented. Therefore, pro forma net income excludes interest expense associated with the subordinated debt and $50 million of the senior notes.


Due to the proximity to December 31, 1995 of the Company's initial public offering and related debt retirement transactions, the weighted average number of common shares outstanding used in the computations of historical earnings per share are substantially lower than will be used in future periods. To provide for more meaningful comparisons, pro forma earnings per share for 1995 are based upon 11,608 shares, the actual number of common and common equivalent shares outstanding as of December 31, 1995 on a fully diluted basis.

                        PRO FORMA ADJUSTED RESULTS - 1996

The Company has filed with the SEC a Registration Statement relating to the offering by the Company of 1,700,000 shares of common stock. The following results as of June 30 and for the six months then ended are adjusted to reflect the offering (assuming a price of $18 3/8 per share) and the acquisition of Evans Rents as if they had occurred at the beginning of the period.


                                                                Six Months Ended
                                                                  June 30, 1996
                                                                  -------------
Total revenue                                                       $116,797
Costs and expenses                                                    99,842
         Operating earnings                                           16,955
Interest expense                                                       3,675
Income tax expense                                                     5,510
                                                                       -----
         Net income                                                   $7,770
                                                                       =====
Earnings per common share                                             $ 0.58
                                                                        ====
Weighted average number of common shares                              13,319
                                                                      ======


                                                         As of June 30, 1996
                                                                      Pro Forma
                                                                      ---------
                                                       Actual          Adjusted
                                                       ------          --------
Capitalization:
Credit facility and other                              $41,416           $12,397
Senior notes                                            50,000            50,000
                                                        ------            ------
         Total debt                                     91,416            62,397
Total stockholders equity                               82,120           111,139
                                                        ------           -------
         Total capitalization                         $173,536          $173,536
                                                       =======           =======

The above-mentioned registration statement relating to the issuance of shares of the Company's common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the preliminary prospectus relating to such securities may be obtained from the Company upon request directed to the Vice President-Finance, CORT Business Services, 4401 Fair Lakes Court, Suite 300, Fairfax, Virginia 22033.


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